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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Broadbase Software, Inc. of our report dated January 12, 2000 relating to the financial statements of Rubric, Inc., which appear in Broadbase Software, Inc.'s Registration Statement on Form S-1 (File No. 333-95125) as of December 31, 1998 and 1999 and for the years then ended and for the period from inception, September 24, 1997, through December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 9, 2000